Enterprise Identification Numbers: See Annexed Schedule of Properties


                               LOAN AGREEMENT


THIS LOAN AGREEMENT, dated as of December 31, 1997 (this "Agreement"), is entered into by and between the Borrower(s) designated on the Addendum (hereinafter defined) (whether one, or if more than one then collectively, "Borrower") and ENTERPRISE MORTGAGE ACCEPTANCE COMPANY, LLC, a Delaware limited liability company ("EMAC", or "Originator", and together with its successors and assigns, "Lender").

                                 RECITALS

A.	Borrower is the owner and operator of the Enterprise (hereinafter defined).

B.  	Borrower has concurrently herewith executed other Loan Documents
(hereinafter defined) in connection with a loan (the "Loan") in the Loan Amount (hereinafter defined) from Lender to Borrower which is subject to the conditions set forth herein and in the other Loan Documents.

C. 	Borrower is fully aware that Lender is relying on this Agreement in making the Loan and the representations and warranties made herein are material factors in making the Loan.

                                 AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Borrower and Lender agree as follows:

SECTION I. DEFINITIONS:

For purposes of this Agreement the following terms will be defined as follows:

"Actual Loss of Business Income" shall mean all losses incurred due to the necessary suspension of operations during any period of Restoration, including, but not limited to loss of net income and the cost of maintaining operations, including payroll and Debt Service.

"Addendum" shall mean the Addendum to Loan Agreement annexed to this Agreement.

Affiliate Borrower shall mean Cincinnati Lubes, Inc., a Florida corporation.

"Application Date" shall mean the date identified as such in the Addendum.


"Assignee" shall have the meaning given to such term in Section
X(e)(ii).

"Borrower Adjusted Free Cash Flow" shall mean, for any period, the Net
Income (loss) for Borrower and Affiliate Borrower, on a consolidated basis, determined in accordance with GAAP, plus, to the extent previously deducted in calculating Net Income (loss): (i) income taxes; (ii) Debt Service payments;
(iii) all non-cash charges including depreciation and amortization; (iv) the amount of expenses paid under the CFA Management Agreement, or for salaries of officers or general partners, charitable donations, travel and entertainment and other items deemed to be owner compensation; and (v) non-recurring expenses, including those non-recurring expenses required by the Franchisor or Licensor, if any.

"Borrower FCCR shall mean, for any period, (i) Borrower Adjusted Free
Cash Flow plus base occupancy rents divided by (ii) aggregate Debt Service payments of Borrower and Affiliate Borrower, on a consolidated basis plus base occupancy rents.

"Business Day" shall mean any day on which banks are not authorized or required to close in New York, New York.

ACFA Management Agreement shall mean the Amended and Restated Management Agreement between Borrower and CFA Management, Inc., dated August, 1988, as amended.

"Collateral" shall have the meaning given to that term in the Security Agreement, and if the Loan is secured by a Mortgage, then such term also refers to the property described as "Collateral" and/or "Property" in the Mortgage.

"Commitment Date" shall mean the date identified as such in the Addendum.

"Commitment Letter" shall mean that certain commitment letter from EMAC to Borrower dated the Commitment Date, with respect to the Loan.

"Debt Service" shall mean, for any period, an amount equal to the sum of all payments of interest and current maturities of principal required to be made by the specified party during such period with respect to its indebtedness.

"Default" shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

"Demand Rate" shall have the meaning given to that term in the Note.

"Enterprise" shall mean each business concern identified as such in the Addendum.

"Enterprise Identification Number" shall mean the number designated as such on the Addendum.

"Entity" shall mean a corporation, a limited partnership, a general partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Environmental Indemnitor(s)" shall mean the Person(s) designated as such on the Addendum.

"Environmental Indemnity" shall mean the Environmental Indemnity executed by the Environmental Indemnitor(s) for the benefit of Lender concurrently herewith.

"Environmental Laws" shall mean all present and future requirements of law relating to the protection of human health and safety or the environment, including, without limitation, all requirements of law pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the presence, generation, discharge, release, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, emissions, asbestos contaminants, or hazardous, radioactive or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and all requirements of law pertaining to the protection of the health and safety of employees or the public, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ' 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. ' 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.' 6901 et seq.) the Clean Water Act (33 U.S.C. ' 1251 et seq.),the Clean Air Act (42 U.S.C. ' 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. ' 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ' 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ' 651 et seq.), all as now or hereafter amended, and the regulations promulgated pursuant thereto, and judicial interpretations thereof, as well as common law rights of action under theories of nuisance, trespass and strict liability.

"Equipment" shall mean all estate, right, title and interest of the Borrower in, to, under or derived from all machinery, equipment, fixtures and accessions thereof and renewals and replacements thereof, and substitutions therefor and other tangible property of every kind and nature whatsoever owned by the Borrower, or in which the Borrower has or shall have an interest, now or hereafter located at each Enterprise, or appurtenant thereto, or usable exclusively in connection with the present or future operation and occupancy of each Enterprise.

"Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting), (b) all warrants, options and other rights to acquire any of the foregoing and (c) any securities convertible into any of the foregoing.

"Event of Default" shall have the meaning given to that term in the Note.

"Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income and of sources and uses of and changes in cash flow of such person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year end, all prepared in reasonable detail and in accordance with GAAP.

"Franchise Agreement" shall have the meaning given to that term in the Addendum.

"Franchisor" shall have the meaning given to that term in the Addendum.

"GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied. All references to GAAP shall mean either GAAP or, if a Franchisor or Licensor is indicated in the Addendum, an accounting methodology in a format and according to procedures acceptable to such Franchisor or Licensor, which in any case shall be consistently applied.

"Guarantor" shall mean any Person designated as such on the Addendum.

"Guaranty" shall mean that certain guaranty(s) given by Guarantor(s) to Lender in connection with the Loan.

"Improvements shall mean all right, title and interest of the Borrower in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Real Property, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire, protection and sprinkler, surveillance and security, public address and communications equipment and systems, all awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of Equipment and personal property of every kind and description now or hereafter located on the Real Property, as defined herein, or attached to the improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Real Property immediately upon delivery thereof on the Real Property and to be part of the improvements immediately upon their incorporation therein.

"Indemnitees" shall have the meaning given to such term in Section X(c).

"Landlord Estoppel" shall mean, if any, each certain Landlord Estoppel Certificate and Agreement Regarding Lease executed by the landlord under each Lease for Lender's benefit.

"Lease" shall mean, if any, each Lease identified in the Addendum.

"License Agreement" shall have the meaning given to that term in the Addendum.

"Licensor" shall have the meaning given to that term in the Addendum.

"Loan" shall have the meaning given to such term in the Recitals of this Agreement.

"Loan Amount" shall mean the amount in U.S. Dollars designated as such in the Addendum.

"Loan Application" shall mean that certain EMAC Loan Application completed by Borrower, dated the Application Date, in order to obtain the Loan.

"Loan Documents" shall mean and include this Agreement, the Note, the Mortgage, the Security Agreement, the Environmental Indemnity (if any), the Guaranty (if any), and all other documents, instruments and agreements delivered to Lender in connection with the Loan.

"Loss" shall have the meaning given to such term in Section  VI.

"Loss Proceeds" shall have the meaning given to such term in Section
VI(a).

"Maturity Date" shall have the meaning given to such term in the Note.

"Mortgage" shall mean, if any, the document identified as such in the Addendum.

"Mortgagor" shall mean the Person identified as such in the Addendum.

"Net Income" shall mean the net income determined in accordance with GAAP.

"Note" shall mean that certain Promissory Note in the form annexed hereto as Exhibit B from Borrower to Lender dated as of the date hereof in the Loan Amount. The terms of the Note shall be deemed incorporated herein by reference.

"Owner(s)" shall have the meaning given to such term in Section II(t). A Parent means Lucor, Inc., a Florida corporation.

"Permitted Lien" shall have the meaning given to such term in the Addendum.

"Person" shall mean an individual or an Entity.

"Property" shall mean the Real Property, the Improvements, the Equipment and rights appurtenant thereto.

"Real Property" shall have the meaning given to such term in the Mortgage, if any, or, if there is no Mortgage, shall mean all of Borrower's present and future estate, right, title and interest, together with right of entry, in and to that certain real property at which each Enterprise is located.

"Restoration" shall have the meaning given to such term in Section
VI(c).

"Security Agreement" shall mean that certain Security Agreement between Lender and Borrower dated as of the date hereof executed in connection with the Loan.

"State" shall mean the state (or Commonwealth) where the Enterprise is located.

"Trade Name" shall mean the name designated as such in the Addendum.

"Yield Maintenance Fee" shall have the meaning given to that term in the Note.

SECTION II, BORROWER'S REPRESENTATIONS AND WARRANTIES,

To induce Lender to enter into this Agreement and to make the Loan hereunder, Borrower represents and warrants to Lender that:

(a)	Due Organization and Qualification and Proper Licensing.  Each
Entity, if any, comprising Borrower as designated in the Addendum, is (i) duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as applicable; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing in the State and in each other state where the failure to be so qualified or licensed might have a material adverse effect. Each natural person, if any, comprising Borrower has the power and legal capacity (i) to execute and deliver the Loan Documents and take the Loan, (ii) to own, lease and operate its properties and (iii) carry on its business as now conducted and is duly qualified and licensed to do business where the failure to be so qualified or licensed might have a material adverse effect.

(b)	Authority and Enforceability.  The execution, delivery and
performance by Borrower of each Loan Document to be executed by Borrower and the consummation of the transactions contemplated thereby are within the power of Borrower and have been duly authorized by all necessary actions on the part of Borrower. Each Loan Document executed, or to be executed, by Borrower has been, or will be, on and after the date hereof, duly executed and delivered by Borrower and constitutes, or will, on and after the date hereof, constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors rights generally and general principles of equity; provided, however, Borrower notes that waiver of jury trial may not be enforceable in some states.

(c)	Non-Contravention.  The execution and delivery by Borrower of the
Loan Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any requirement of law applicable to Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any contractual obligation of Borrower; (iii) result in the creation or imposition of any lien upon any property, asset or revenue of Borrower constituting Collateral (except such liens as may be created in favor of Lender pursuant to this Agreement or the other Loan Documents); or (iv) to the extent applicable, violate any provision of Borrower's articles of incorporation, Borrower's limited partnership agreement, Borrower's partnership agreement or Borrower's articles of organization.

(d)	Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, any ground lessor, prior lien or the shareholders of any Person) is required in connection with the execution and delivery of the Loan Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby.

(e)	No Violation or Default.  No Event of Default or Default has
occurred and is continuing. Borrower is not in violation of or in default with respect to any requirement of law or any contractual obligation, including, but not limited to, any default on any contractual obligation to any of its affiliates (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default could have a material adverse effect on Borrower. Without limiting the generality of the foregoing, Borrower (i) has not directly or indirectly violated any Environmental Laws; (ii) has no liability under any Environmental Laws; and (iii) has not received notice or other communication of an investigation nor is under investigation by any governmental authority having authority to enforce Environmental Laws.

(f)	Litigation.  Except as previously disclosed to Lender in writing, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or the Owners at law or in equity in any court or before any other governmental authority (i) which could (alone or in the aggregate) have a material adverse effect on Borrower's or any such Owner's financial condition or (ii) which in any manner calls into question, either directly or indirectly, the lawfulness of the execution, delivery or performance by Borrower of the Loan Documents or the transactions contemplated thereby.

(g)	Financial Statements.  The Financial Statements of Borrower
provided by Borrower to Lender in connection with the Loan Application (i) are consistent with the books and records of Borrower and the Enterprise, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; (iii) fairly present the financial condition of Borrower and the Enterprise at such date; and (iv) do not omit any information which is necessary to make the Financial Statements not misleading. Borrower does not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the Financial Statements furnished by Borrower to Lender prior to the date hereof.

(h)	Patent and Other Rights.  Borrower owns, and has the full right to use without the consent of any other Person (or otherwise has been granted by the Franchisor and/or Licensor the right to use), all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights, computer programs and records and other intellectual property and all rights with respect thereto which are required to conduct its businesses as now conducted.

(i)	Governmental Charges and Assessments.  Borrower has filed or caused to be filed all tax returns which are required to be filed by it. Borrower has paid, or made provision for the payment of, all taxes, ground rents, water charges, sewer rates and other governmental charges or assessments which have become due pursuant to said returns or otherwise, except such governmental charges, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided and which could not have a material adverse effect on Borrower or impose any criminal liability on Borrower if unpaid.

(j)	Subsidiaries and Affiliates.  Attached hereto is a complete list of all subsidiaries and affiliates of Borrower and, as applicable, the jurisdiction of organization of each, the classes of Equity Securities of each and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower. Except for such affiliates or subsidiaries, Borrower has no affiliates or subsidiaries and is not a partner in any partnership or joint venturer in any joint venture.

(k)	Solvency.  Borrower is able to pay its debts as they become due and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, will be solvent. None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower. Borrower acknowledges that Lender may make one or more loans to one or more of any borrowers related to or affiliated or connected with Borrower, and if Lender makes any such loan, Borrower acknowledges, in consideration of Lender's making of the Loan, that Borrower will have received fair and reasonably equivalent value in good faith for the grant of the lien or security interest effected by the related Loan Documents.

(l)	Catastrophic Events.  Borrower is not, nor have any of its
properties been, affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, natural disaster or other casualty that could have a material adverse effect on Borrower or the Collateral.

(m)	Franchise Agreement/License Agreement. If a Franchise Agreement
and/or License Agreement is identified in the Addendum, a true, correct and complete copy of each such Franchise Agreement and License Agreement has been provided to Lender, and each such Franchise Agreement and License Agreement constitutes the legal, valid, binding and enforceable obligation between the parties thereto authorizing the operation of each Enterprise as an enterprise under the Trade Name. No party is in default under, and no circumstance exists which with the passage of time could give rise to a default under, the Franchise Agreement or License Agreement. There are no amendments, modifications or supplements to any Franchise Agreement or License Agreement other than those attached thereto. Borrower has not received any notices under any Franchise Agreement or License Agreement with respect to Borrower's compliance, other than notices, copies of which have been furnished to Lender.
 The Maturity Date will occur prior to the expiration date of each Franchise Agreement and License Agreement, if any.

(n)	Loan Application.  All statements made by Borrower in the Loan
Application and information provided in connection therewith were true when made or provided to Lender and nothing has occurred since Borrower completed the Loan Application or provided such information which would cause a material change in such information or the financial condition or business prospects of Borrower.

(o)	Lease.  If a Lease has been identified in the Addendum, a true, correct and complete copy of each such Lease has been provided to Lender, and each such Lease constitutes the legal, valid and binding obligation of the parties thereto. All rent payments due and owing under each Lease have been paid and no party is in default under any Lease, and no circumstance exists which with the passage of time or giving of notice could give rise to a default under any Lease. There are no amendments, modifications or supplements to any Lease other than those attached thereto. Borrower has not received any notices under any Lease with respect to Borrower's compliance, other than notices, copies of which have been furnished to Lender. The Maturity Date will occur prior to the expiration date of each Lease including any lessee option to extend such term, provided any such option may be exercised unconditionally in Borrower's sole discretion.

(p)	Mortgage.  If the Mortgage constitutes a lien on an interest of
Borrower as tenant under a Lease of the Real Property, but not on the related fee interest in such Real Property, Borrower represents that:

(i) Such Lease or a memorandum thereof has been duly recorded; and such Lease or the related Landlord Estoppel permits the interest of the tenant thereunder to be encumbered by the related Mortgage and does not restrict the use of the Property and related improvements by such tenant, its successors or assigns in a manner inconsistent with the current and intended uses thereof; and

(ii) Such Lease has an original term (or an original term plus one or more optional renewal terms which under all circumstances may be exercised unconditionally at Borrower's sole discretion, and will be exercisable by Lender) which extends beyond the Maturity Date.

(q)	Sufficiency of Collateral.  The Collateral is sufficient for
Borrower to conduct the Enterprise using the trade names and service marks licensed to Borrower under the Franchise Agreement and/or License Agreement.

(r)	Accuracy of Information Furnished.  The information set forth in the Loan Documents (including, without limitation, all information set forth in the Addendum) and provided to Lender in connection with the Loan Application is true, complete and correct. None of the Loan Documents and none of the other certificates, statements or information furnished to Lender by or on behalf of Borrower or in connection with the Loan Documents or Loan Application or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s)	Defenses.  The Loan Documents are not subject to any offset, defense or counterclaims or right of rescission, abatement or diminution as against Lender, including the defense of usury, and the operation of any of the terms of the Loan, or the exercise of any right thereunder, will not render the Loan Documents unenforceable, in whole or in part, or subject to any offset, defense or counterclaims or right of rescission, abatement or diminution including the defense of usury, and to Borrower's knowledge Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

(t)	Equity Securities.  All outstanding Equity Securities of Borrower are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of Borrower, or obligating Borrower to grant, extend or enter into any such agreement or commitment. All Equity Securities of Borrower have been offered and sold in compliance with all federal and state securities laws and other requirements of law. The Equity Securities of Borrower are owned by the Persons designated in the Addendum (the "Owner(s)").

(u)	Insurance.  All insurance premiums due and owing pursuant to
Section V hereof or otherwise due and owing by Borrower have been paid.

(v)	Miscellaneous Fees or Charges.  Borrower has paid all fees or charges which are due and owing and affect the Collateral.

(w)	No Condemnation or Damages.  There is no proceeding pending for the total or partial condemnation of the Property. The Property is being used for the operation of the Enterprise and is free and clear of any damage or defective condition that would materially and adversely affect the value of the Collateral. The Property is lawfully used and occupied by Borrower under applicable law.

(x)	No Mechanics' Liens.  The Property and Collateral are free and clear of any mechanics' liens and materialmens' liens or liens in the nature thereof, and no rights are outstanding that under law could give right to such liens, except as insured against by Lender's title policy.

(y)	Licenses and Permits.  As of the date hereof, Borrower is in possession of all licenses, permits and other authorizations necessary and required by applicable law for the conduct of its business. All such licenses, permits and authorizations are valid and in full force and effect.

SECTION III.  COVENANTS.

Until the termination of this Agreement and the satisfaction in full by Borrower of all obligations under the Loan Documents, Borrower shall comply, and shall cause compliance, with the following affirmative covenants unless Lender shall otherwise consent in writing:

(a)	Fixed Charge Coverage Ratio.  If the Borrower FCCR for any 12-
month period is less than 1.15, then Borrower shall provide to Lender a compliance certificate in the form specified in Section III(d) herein within 15 days of the end of each calendar quarter, with an income statement and balance sheet for the 12-month period ending with such calendar quarter prepared in accordance with GAAP, until such time as Lender shall require, in its sole discretion. In no event, however, shall Borrower permit the Borrower FCCR for any 12-month compliance period ended December 31 or June 30 to be less than 1.15. Notwithstanding the foregoing, a breach of the requirement set forth in the immediately preceding sentence shall not constitute an Event of Default provided that as of the conclusion of the six month period (the Cure Period) immediately succeeding the relevant twelve month period with respect to which breach occurred, the Borrower FCCR for the twelve month period ending at the end of the Cure Period is not less than 1.15.

(b)	Additional Indebtedness.  Except as provided in Section VII,
Borrower shall not directly or indirectly create, incur, assume or permit to exist any lien on or with respect to any of its assets or property constituting Collateral, whether now owned or hereafter acquired except for Permitted Liens, if any, or with the prior written consent of Lender.
Borrower may, however, without Lender's consent, incur any other indebtedness not relating to the Collateral provided that, immediately prior to and after Borrower incurs such additional indebtedness, no Event of Default shall exist and be continuing and provided further that Borrower's pro forma Borrower FCCR will not be less than the amount required by Section III(a), as determined using Borrower Adjusted Free Cash Flow for the 12-month period immediately preceding such determination and Debt Service payments with respect to indebtedness equal to pro forma payments expected to be made over the 12-month period immediately succeeding such determination on all Borrower indebtedness outstanding which will not be retired upon Borrower incurring such additional indebtedness and on such additional indebtedness. In no event, however, shall Borrower incur any additional indebtedness for the payment of a dividend or other distribution to shareholders.

(c)	Asset Dispositions and Acquisitions.  Borrower shall not sell, assign, convey, lease, transfer or otherwise dispose of or permit to be sold, assigned, conveyed, leased, transferred or otherwise disposed of, any of its assets or property constituting Collateral hereunder, whether now owned or hereafter acquired, except for inventory in the ordinary course of the Enterprise's business provided, however, that Borrower may replace the Enterprise's Equipment or acquire new Equipment and accessions to the Enterprise's Equipment in the ordinary course of Borrower's business, provided such replacement Equipment shall be equal to or greater in value as that which it replaced; and provided, further, that any such replacement Equipment may not be acquired subject to a purchase money or other security interest without the prior written consent thereto of Lender.

(d)	Compliance Certificates.  Borrower and Affiliate Borrower shall provide to Lender on or prior to March 31 and September 30 of each year a compliance certificate executed by an authorized officer of Borrower and Affiliate Borrower, respectively, for the twelve-month periods concluding on December 31 and June 30, respectively, in the form attached hereto as Exhibit A.

(e)	Equity Securities.  Borrower will not permit any person other than the Owner(s) to own, either directly or beneficially, outstanding Equity Securities of Borrower which in the aggregate equal or exceed 50% of the total outstanding voting or controlling interests of Borrower.

(f)	Other Documents.  Borrower shall provide copies of such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower, and compliance by Borrower with the terms of this Agreement and the other Loan Documents, as Lender may from time to time request.

(g)	Books and Records.  Borrower shall at all times keep proper books of record and account in which full, true and correct entries will be made of their dealings and transactions in accordance with GAAP and all requirements of law.

(h)	Inspections.  Borrower shall permit any Person designated by
Lender, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower, to examine and make abstracts from the records and books of account of Borrower, and to discuss the affairs, finances and accounts of Borrower, and to be advised as to the same by, Borrower's officers, auditors and accountants. Borrower authorizes said auditors and accountants to so discuss the affairs, finances, business, operations, properties and accounts of Borrower, all at such times and intervals as Lender may reasonably request.

(i)	Governmental Charges and Other Indebtedness.  Borrower shall promptly pay and discharge when due all taxes, liabilities, impositions and other governmental charges prior to the date upon which penalties accrue thereon; provided, Borrower shall have the rights of contest set forth in
Section VII.

(j)	Use of Proceeds.  Borrower shall use the proceeds of the Loan only for the purposes indicated in the Commitment Letter, which use is not primarily a personal, family or household purpose and which use shall not include the satisfaction, in whole or in part, of any debt owed or owing by Borrower to itself or its affiliates, except as provided in the Commitment Letter.

(k)	General Business Operations.  Borrower shall (i) preserve and maintain its organizational (corporate, partnership, limited liability company, as applicable) existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities and maintain the Collateral in substantially the same manner as it is being conducted and maintained at the date of this Agreement and in compliance with all applicable requirements of law and contractual obligations applicable thereto, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (iv) maintain its chief executive office and principal place of business in the state and county specified in the Addendum, (v) if a Franchise Agreement and/or License Agreement is identified in the Addendum, be and remain a franchisee or licensee, as the case may be, in good standing under such Franchise Agreement and/or License Agreement and shall not amend, modify, or terminate, or permit termination, material amendment or material modification of such Franchise Agreement and/or License Agreement or transfer, assign or waive any of its rights under such Franchise Agreement and/or License Agreement, (vi) if a Lease is identified in the Addendum, comply with all provisions of such Lease and exercise any option or other extension right necessary to cause the Lease term to extend to a date beyond the Maturity Date, and (vii) shall not amend or modify any material term or provisions of, or terminate such Lease or transfer, assign or waive any of its rights under such Lease.

(l)	Notices.  Borrower shall give prompt written notice to Lender of
(i) any claims, proceedings or disputes (whether or not purportedly on behalf of Borrower) against, or to Borrower's knowledge, threatened or affecting Borrower which, if adversely determined, could reasonably be expected to have a material adverse effect or which involve in the aggregate monetary amounts or claims in excess of $50,000 not fully covered by insurance without reservation of right; (ii) any proposal by any public authority to acquire the Property or Collateral or any portion thereof; and (iii) the occurrence of any Default or Event of Default hereunder.

(m)	Loan Documents.  Borrower shall comply with and observe all terms and conditions of the Loan Documents.

(n)	Recordation of Documents.  Borrower shall cooperate with Lender to ensure that within ten (10) days after the date hereof, the Mortgage (if any), financing statements and other recordable documents shall be recorded or filed in the proper official records of registry.

(o)	Mergers and Acquisitions.  Borrower shall not consolidate with or merge into any other Person, except as approved in writing by Lender.
Borrower shall not permit any other Person to merge into it, or acquire all or substantially all of the assets of any other Person unless, after such merger or acquisition, Borrower or its successor-in-interest shall continue to meet all of the requirements and conditions hereunder, including but not limited to, those set forth in Section III(a) and (b).

(p)	Transactions with Affiliates.  In addition to any other covenant in this Agreement that may apply to affiliate transactions, Borrower shall not enter into any contractual obligation relating to the Enterprise with any affiliate or subsidiary of Borrower or engage in any other transaction relating to the Enterprise with any affiliate or subsidiary of Borrower except upon terms at least as favorable to Borrower as an arms-length transaction on commercially reasonable terms. For purposes of this subsection, the CFA Management Agreement shall be deemed to be fair and reasonable.

(q)	Accounting Changes.  Borrower shall not change (i) its/their fiscal year (currently as indicated on the Addendum) or (ii) its/their accounting practices except as required by GAAP.

(r)	No Proceedings.  Borrower shall not institute, or cause or permit to be instituted against it, any proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Borrower or of all or a substantial part of the property thereof, or a voluntary or involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under bankruptcy, insolvency or other similar law.

SECTION IV.  ASSUMPTION OF LOAN.

The Loan may be assumed one (1) time during its term, or any extension thereof, by a new borrower provided that each of the following conditions are met:

(a)	 The new borrower and any new guarantor, if any, shall provide to
Lender, at the expense of the new borrower, evidence satisfactory to Lender, in its sole discretion, that the new borrower and new guarantor, if any, and the Loan upon assumption shall meet Lender's underwriting standards then in effect. Such obligation shall include providing to Lender financial statements, appraisals, credit reports, environmental reports and such other documentation as Lender shall reasonably request.

(b)	 The new borrower must purchase all of the Collateral and all of
Borrower's interest in the Property and, if a Franchise Agreement or License Agreement is identified in the Addendum, be a franchisee or licensee, as applicable in good standing of the Franchisor and/or Licensor, authorized to operate the Enterprise.

(c)	No Default or Event of Default shall exist under any Loan Document or occur as a result of any assumption.

(d)	The new borrower or Borrower shall pay to Lender a fixed
administrative fee equal to the greater of one percent of the then outstanding principal balance of the Loan or $3,000.

(e)	If the Loan has been sold to a trust, the transfer to a new
borrower shall not cause a change in the asset characteristics of the trust or violate the trust's underwriting requirements. The determination of such issues shall be at Lender's sole discretion.

(f)	The new borrower shall assume all the obligations of Borrower under the Loan Documents pursuant to an agreement approved by Lender, and, if a Guaranty is in effect, Lender may require that a new guarantor shall assume all the obligations of Guarantor under the Guaranty pursuant to an agreement approved by Lender.

(g)	Borrower shall obtain the prior written consent of Lender to the assumption, which consent may be denied in Lender's reasonable discretion based upon Lender's evaluation of the creditworthiness of the proposed new borrower and/or guarantor or if in Lender's reasonable judgment the assumption would have unfavorable tax consequences to Lender.

(h)	Borrower shall have reimbursed Lender for its attorneys fees and costs incurred in connection with such assumption.

SECTION V.  INSURANCE.

At Borrower's sole cost and expense, Borrower shall:

(a)	Keep the Collateral and the Property insured against such risks as may be required by the Franchisor and/or Licensor, if any, and/or Lender, including, without limitation, fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, extended coverage, business interruption, life, peril and special form insurance upon the Collateral and the Property insuring against loss or damage by fire with extended coverage and against any other risks or hazards which, in the opinion of Lender should be insured against, in an amount not less than 100% of the replacement cost thereof with an inflation guard endorsement (or, otherwise blanket coverage in an amount reasonably satisfactory to Lender), but in no event less than the minimum amount required to prevent the imposition of any coinsurance requirement on the insured. If the Real Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), Borrower shall carry a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to Lender, in an amount representing coverage equal to the least of (i) the full insurable value of the Collateral and the Property, (ii) the outstanding principal balance of the Loan, or (iii) the maximum amount of insurance available under the Flood Protection Act of 1973, as amended. Borrower shall also carry comprehensive general public liability insurance providing coverage not less than $1,000,000 per occurrence for bodily injury and $500,000 per occurrence for property damage, business interruption insurance in an amount equal to six (6) months of Actual Loss of Business Income, and ordinance or law coverage if required by Lender;

(b)	Cause all insurance policies required hereunder or insuring the
Collateral, Enterprise or Property (i) to contain a standard lender's loss payable endorsement or mortgagee's endorsement acceptable to Lender providing for payment directly to Lender and/or its designees, (ii) to provide for a minimum of 30 day's written notice to Lender prior to cancellation or modification or non-renewal, (iii) to provide that payment of the premium by Lender will otherwise cause the policy to remain in force, (iv) to provide coverage on all buildings or other structures, by direct mention or allowance in the policy, (v) to contain loan number, property address and insured names, and (vi) to be issued by companies authorized to issue such policies in the state in which the Property is located having at all times prior to the payment of the Note a General Policy Rating of AA-VIII or better in Best's
Key Rating Guide or AA by Standard and Poor's and no lower by either of Best's or Standard & Poor's;

(c)	Timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect; and

(d)	Promptly deliver the insurance policies, certificates (and
renewals) thereof or other evidence of compliance herewith to Lender.

Borrower hereby (A) pledges and assigns to Lender and agrees to transfer and deliver to Lender all moneys which may become due and payable with respect to the Collateral under any policy insuring the Collateral, including return of unearned premium, (B) directs any such insurance company to make payment directly to Lender and (C) authorizes Lender, in its sole discretion, to apply the same as set forth herein. If Borrower fails to insure the Collateral or to take any other action as required by this Section, Lender may, in addition to its other rights and remedies and in its sole discretion (and without any obligation) obtain such insurance or take such other action and Borrower shall immediately reimburse Lender for all costs and expenses incurred by Lender thereby.

SECTION VI. CASUALTY AND CONDEMNATION.

In the event of any casualty or condemnation of the Collateral or any portion thereof or a transfer in lieu of or in anticipation of condemnation (a "Loss"):

(a)	Borrower shall give prompt written notice thereof to Lender.  Any insurance proceeds or awards with respect to such Loss (the "Loss Proceeds") shall be payable to Lender. Borrower shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims or proceedings relating to such Loss or Loss Proceeds; provided, however, any such settlement or compromise shall be subject to Lender's prior written consent, which consent shall not be unreasonably withheld. Borrower hereby authorizes and directs any affected insurance company and any affected governmental body responsible for such condemnation to make payment of the Loss Proceeds directly to Lender. If Borrower receives any Loss Proceeds, Borrower shall promptly pay over such Loss Proceeds to Lender. Borrower hereby covenants that until such Loss Proceeds are so paid over to Lender, Borrower shall hold such Loss Proceeds in trust for the benefit of Lender and shall not commingle such Loss Proceeds with any other funds or assets of Borrower or any other Person.

(b)	Borrower hereby irrevocably assigns to Lender all Loss Proceeds to which Borrower may become entitled by reason of its interest in the Property if a Loss occurs. All Loss Proceeds shall be paid to Lender and applied pursuant to this section. Subject to the preceding subsection (a) and to the last sentence of this subsection (b), Borrower shall take all appropriate action in connection with each such proceeding, settlement and adjustment and shall pay all expenses thereof, including, if Lender shall elect to participate therein, the cost of Lender's participation (including the fees and disbursements of counsel); provided, however, that any final settlement or adjustment shall be subject to the prior written consent of Lender unless the Loss Proceeds are sufficient to prepay the Note in full, together with the Yield Maintenance Fee specified in the Note and all accrued and unpaid interest thereon and all other amounts due thereon. Borrower hereby appoints Lender as its lawful attorney-in-fact, which appointment, coupled with an interest, is irrevocable for the foregoing purpose and as such is duly authorized and empowered to receive, receipt for, discharge and satisfy any such award and judgment on behalf of Borrower, which receipt, discharge and satisfaction shall be as legally binding and effective as if given directly by Borrower; provided, however, that nothing herein contained shall deprive Borrower of the right to contest, pursuant to Section VII, either the necessity of any condemnation or the value placed on the Property. So long as an Event of Default shall have occurred and be continuing, Lender may, at its option and with respect to its interests as set forth herein, commence, appear in and prosecute, in its own name (or, at Lender's option, in the name of the Borrower), any such action or proceeding or make any compromise or settlement in connection with such damage, destruction or taking and obtain directly all Loss Proceeds.

(c)	If the Property suffers a Loss, Borrower shall restore the
Property (or, in the case of a taking, the remaining Property) in such manner as to restore the Property to the same condition, as nearly as possible, as existed immediately prior to such casualty or taking (the "Restoration"), whether or not the Loss Proceeds are sufficient therefor. If the cost of any Restoration made by Borrower pursuant to this section shall exceed the amount of the Loss Proceeds, such deficiency shall be paid by Borrower. The Loss Proceeds shall be held by Lender or its agent and, provided that (i) no Event of Default has occurred (ii) Lender reasonably determines that (a) such Restoration is feasible and (b) following the Restoration the ratio which the unpaid principal balance of the Loan bears to the value of the Collateral (as determined by Lender) ("LTV") shall not exceed the LTV determined by Lender as of the date of this Agreement, and (iii) the Franchise Agreement and License Agreement, if any, have not terminated and shall not terminate as a result of the Loss and/or Restoration, the Loss Proceeds, shall be disbursed to Borrower as hereinafter set forth, provided that if the estimated cost of such Restoration exceeds the amount of the Loss Proceeds, Borrower shall deliver to Lender or its agent the estimated deficiency before commencing work. Lender or its agent shall release such Loss Proceeds to Borrower, subject to such reasonable procedural requirements as Lender or its agent may prescribe, from time to time. Any portion of the Loss Proceeds which is not applied to the Restoration shall be applied by Lender on the next loan installment date (as provided in the Note) toward the prepayment of the entire outstanding principal amount of the Loan, plus accrued and unpaid interest thereon, and the Yield Maintenance Fee and all other amounts outstanding under the Loan Documents, provided Borrower shall remain liable for any deficiency.

SECTION VII.  PERMITTED CONTESTS.

After prior notice to Lender, Borrower may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any imposition or lien therefor, any legal requirement, any insurance requirement or any lien of any laborer, mechanic, materialman, supplier or vendor, provided that (a) the Collateral and the Property, or any part thereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (b) in the case of (i) liens of laborers, mechanics, materialmen, suppliers or vendors or (ii) the impositions, or liens therefor, such proceedings shall suspend the foreclosure of any such lien or any other collection thereof from the Collateral or the Property; (c) in the case of a legal requirement, Lender shall not be in any danger of any criminal liability or, unless Borrower shall have furnished a bond or other security therefor reasonably satisfactory to Lender, any additional civil liability for failure to comply therewith, and the Property, or any part thereof or estate or interest therein, shall not be subject to the imposition of any lien as a result of such failure which is not properly contested pursuant to this subsection; (d) in the case of any insurance requirement, no insurance coverage required to be maintained pursuant to the Mortgage, if any, or this Agreement shall be canceled or jeopardized; (e) no Default or Event of Default shall have occurred; and (f) if reasonably required by Lender, Borrower shall have furnished to Lender a bond or other security reasonably satisfactory to Lender.

SECTION VIII. PERFORMANCE BY LENDER.

If Borrower shall fail to pay or perform any of its obligations herein contained or under any other Loan Documents, Lender upon five (5) days prior written notice to Borrower (except as otherwise expressly permitted by any Loan Document or in the event of an emergency when no notice need be given) may, but need not, make (or cause to be made) any such payment or perform (or cause to be performed) any such obligation of Borrower hereunder or thereunder (provided Borrower is not contesting such payment or performance as permitted by Section VII), in any form and manner deemed reasonably expedient by Lender as agent of Borrower, and any amount so paid or expended (plus reasonable compensation to Lender for its out-of-pocket and other expenses (including legal expenses) for each matter for which it acts under this Loan Agreement), with interest thereon at the Demand Rate, shall be added to the obligations of Borrower and shall be repaid to Lender upon demand. No such action of Lender shall be considered as a waiver of any right accruing to it on account of the occurrence of any Default, any Event of Default, or any default or event of default under any other Loan Document.

SECTION IX.  LENDER DISCUSSIONS WITH FRANCHISOR/LICENSOR.

(a)	Communications with Franchisor/Licensor.  Borrower shall provide to Lender or its representatives (i) copies of annual financial reports (and such other reports as Lender may from time to time request) required under the Franchise Agreement and/or License Agreement, if any, at the same time it provides such reports to the Franchisor and/or Licensor, as the case may be, and (ii) any notices from Franchisor and/or Licensor of an event of default or other event or condition which could have a material adverse effect on Lender, promptly following receipt by Borrower, provided that such disclosure would not create a breach of the Franchise Agreement and/or License Agreement. If and to the extent that any disclosure required under clauses (i) or (ii) of the preceding sentence is not made because of the provision in the last clause of the preceding sentence, notice of such nondisclosure and the nature of information not disclosed shall be provided to Lender at the time such disclosure would have been required to be made. Borrower hereby authorizes Lender to discuss with the Franchisor and/or Licensor, if any, Borrower's operations relating to car counts and ticket averages and any matters relating to the Franchise Agreement and/or License Agreement. Borrower further consents to the release to Lender by the Franchisor and/or Licensor of any information relating to the foregoing matters, and instructs the Franchisor and/or Licensor to release any information relating to the foregoing matters upon the request of Lender.

SECTION X.  MISCELLANEOUS.

(a)	Notices.  Except as otherwise provided herein, all notices,
requests, demands, consents, instructions or other communications to or upon Lender or Borrower under this Agreement or the other Loan Documents shall be in writing and sent by facsimile transmission, mailed or delivered to each party at its facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission, upon confirmation of receipt.

Lender:	ENTERPRISE MORTGAGE ACCEPTANCE COMPANY, LLC
        One Glendinning Place
        Westport, CT 06880
        Attention: Charan J. Chanana
        Facsimile:(203) 341-6501


Borrower:	AS PROVIDED IN THE ADDENDUM

In any case where this Agreement authorizes or requires notices, requests, demands or other communication by Borrower to Lender, Lender may conclusively presume that anyone purporting to be a Person designated in any borrowing resolution, incumbency certificate or in any other such document delivered by Borrower to Lender, is such a Person.

(b)	Expenses.  Borrower shall pay on demand, whether or not any Loan is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Loan Documents, and the preparation, execution and delivery of amendments, consents and waivers hereunder and thereunder, (b) all recording costs and expenses (including, without limitation, documentary stamp taxes, intangible recording taxes and the like), and (c) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in the enforcement or attempted enforcement of any of Borrower's obligations under the Loan Documents, including, but not limited to expenses incurred in the investigation of Defaults or reasonably alleged Defaults, or in preserving any of Lender's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Loan Documents or the Borrower's obligations under the Loan Documents or any bankruptcy or similar proceeding involving Borrower).

(c)	Indemnification.  To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, Originator and their respective shareholders, beneficial owners, members, directors, partners, officers, employees, agents, attorneys, successors, assigns and any affiliate thereof ("Indemnitees") from and against any and all liabilities, losses, damages (whether direct or consequential), obligations, claims, penalties, causes of action, fines, injunctions, costs or expenses of any kind or nature (including without limitation, those arising out of, in respect of, as a consequence of or in connection with any violation or failure to comply with any Environmental Law) and from any and all suits, claims or demands (including, without limitation, in respect of or for reasonable attorneys' fees and other expenses whether incurred within or outside the judicial process) arising on account of or in connection with or relating to Borrower, the Property, the Collateral, the Loan or the Loan Documents, whether prior to or after the date of this Agreement and whether prior to or after Borrower became the lessee under the Lease, if any, including, without limitation, any use by Borrower of any proceeds of the Loan, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Any failure or delay of Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this paragraph.
The obligations of Borrower under this paragraph shall survive the payment of the Loan and the exercise of any rights or remedies by Lender.

(d)	Waivers; Amendments.  No term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived unless such amendment or waiver is in writing and is signed by Borrower and Lender. If the Loan is sold to a trust, Section IV may not be amended unless Borrower has provided to Lender an opinion of counsel satisfactory to Lender that such amendment will not affect the tax treatment of the trust. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

(e)	Successors and Assigns.

(i)	Binding Effect.  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender, all future holders of the Note and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document except as provided in
Section IV. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

(ii)	Assignments.  Lender may at any time sell, assign, grant
participations in, delegate or otherwise transfer to any other Person (an "Assignee") all or part of the rights and duties of Lender under this Agreement and the other Loan Documents. To the extent indicated in any document, instrument or agreement so selling, assigning, granting participations in, or otherwise transferring to an Assignee such rights and/or duties, (i) the Assignee shall acquire all of Lender's rights (and, other than those duties retained, its duties) under this Agreement and the other Loan Documents and (ii) the Assignee shall be deemed to be the "Lender" under this Agreement and the other Loan Documents with the authority to exercise such rights (and, other than those duties retained, its duties) in the capacity of Lender.

(iii)	Confidentiality.  Lender may disclose the Loan Documents and any other documents or financial or other information relating to Borrower or any of its subsidiaries or affiliates or to the Enterprise or the Collateral to any Assignee or potential Assignee, to any servicer of the Loan, any investor, potential investor in interests in the Loan, to any governmental authority regulating any of the foregoing or as may be required by any governmental authority or any other authority having jurisdiction over Lender and to any advisors of Lender, including, without limitation, legal counsel; provided, however, Lender shall instruct such individual to treat this information confidentially. The terms of this provision shall replace and supersede any prior understanding between the parties hereto regarding confidentiality and the matters set forth herein, whether such understanding be verbal or written.

(f)	Setoff.  In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender, any amount owing from Lender to Borrower. The aforesaid right of set-off may be exercised by Lender against Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of any Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the occurrence of a Default or an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

(g)	No Third Party Rights.  Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the Originator, the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

(h)	Partial Invalidity.  If at any time any provision of this
Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)	Jury Trial.  BORROWER, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO ANY LOAN DOCUMENT IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT.

(j)	Counterparts.  This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

(k)	Cumulative Rights.  The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between Borrower and Lender relating hereto (including, without limitation, the Loan Documents), at law, in equity or otherwise.

(l)	Governing Law.  This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

(m)	Liability.  If the Borrower consists of more than one Person, the liability of all of such Persons under this Agreement shall be joint and several.

(n)	Survival.  All representations, warranties, covenants and
agreements herein contained on the part of Borrower shall be effective until the Loan is paid and performed in full, or longer as expressly provided herein.

(o)	Time of Essence.  Time is of the essence under this Agreement and in the performance of every term, covenant and obligation contained herein.

(p)	Defeasance:  At any time during the period beginning 2 years after the date hereof, provided no Event of Default is then continuing, the Borrower is permitted, on any regularly scheduled Payment Date (as defined in the Note) selected by the Borrower upon at least thirty days notice to Lender (the Defeasance Date), to defease all of the Loan (a Defeasance) (and release the existing Collateral) provided that, among other conditions, the Borrower pays on the Defeasance Date the Defeasance Deposit (as defined below). In addition, in connection with any such defeasance, the Borrower is required (a) to grant to Lender a valid perfected first priority security interest in the Defeasance Deposit and (b) to deliver to Lender, among other things, (i) a written confirmation from each rating agency which has rated bonds or other securities issued by an entity which holds the Loan or an interest in the Loan that such Defeasance will not result in the qualification, downgrade or withdrawal of the ratings of such bonds or other securities and (ii) such opinions of counsel, in form and substance satisfactory to Lender, as may be required by Lender. The (Defeasance Deposit) means any direct noncancellable obligations of the United States Government, including, without limitation, treasury bills, notes and bonds in an amount sufficient to provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates upon which interest and/or principal payments are required under the Loan from and after the Defeasance Date through and including the Maturity Date and in amounts equal to the payments due on such dates under the Loan and in the amount of the full outstanding principal balance of the Loan and all deferred interest thereon on the Maturity Date. Upon the satisfaction of such conditions, the existing Collateral will be released from the Mortgage and the Security Agreement and the Defeasance Deposit will serve as the sole collateral for the repayment of the Loan.

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed, under seal, as of the day and year first above written.

                                                CAROLINA LUBES, INC.
Attest:
By:                                             By:

Name:                                 		Name:	Stephen P. Conway
Title:                                          Title:  President

[CORPORATE SEAL]

ENTERPRISE MORTGAGE ACCEPTANCE COMPANY,
LLC

By:

Name:

Title:


	ADDENDUM TO LOAN AGREEMENT

	Borrower(s):

CAROLINA LUBES, INC., a corporation organized and existing under the laws of the State of Florida

	Address of
        Chief             790 Pershing Road
        Executive         Raleigh, North Carolina 27608
        Office:           County of Wake


	Enterprise
        Address:          See attached acehdule of Properties

        Enterprise:       Each Enterprise which is referred to in this
                          Agreement is a motor oil change facility operated at the Enterprise Address under the Trade Name.

        Trade Name:       Jiffy Lube

	Enterprise
	Identification
        Number:           See attached acehdule of Properties

	Borrower's
        Address for       790 Pershing Road
        Notices:          Raleigh, North Carolina 27608

	Borrower's
	Facsimile
	Number for
        Notices:          (919) 828-2433

	Federal
	Taxpayer
	Identification
        Number:           59-2596369


        Loan Amount:      $________________

	Commitment
        Date:             December 3, 1997

	Application
        Date:             December 17, 1997

        Franchisor:       JIFFY LUBE INTERNATIONAL, INC., a Nevada corporation,
                          or its successors or assigns under the Franchise
                          Agreement.

	Franchise
        Agreement:        See attached Schedule of Franchise Agreements

        Licensor:         Jiffy Lube International, Inc., a Nevada corporation,
                          or its successors or assigns under the License
                          Agreement.

	License
        Agreement:        See attached Schedule of Franchise Agreements

        Environmental     Each Borrower, and the following additional Persons
        Indemnitor(s):    (if any):
                          Lucor, Inc.

        Lease:            See attached Schedule of leases

        Mortgage:         That certain mortgage or deed of trust, identified in
                          the Note, dated the date hereof made by Mortgagor to Lender.

        Mortgagor:        Borrower

        Permitted         Liens designated as Permitted Liens in the Mortgage,
        Liens:            if any, Liens (other than Mortgage liens, judgments,
                          or other liens which secure monetary obligations) set forth in the title commitments and/or policies issued by Chicago Title Insurance Company to lender with respect to the properties listed on the annexed
                          Schedule of Properties,  and the following: None

	Owner(s) of
	Borrower
	Equity
        Securities:       Lucor, Inc.

        Borrower's
        Fiscal Year-
        end:              December 31 of each year.


        Guarantor(s):     Lucor, Inc. and the Affiliate Borrower


SIGNATURE OF BORROWER(S):


CAROLINA LUBES, INC.


By:__________________________________
Name:	Stephen P. Conway
Title:		President

                                  EXHIBIT A

                                   BORROWER

SEMI-ANNUAL COMPLIANCE CERTIFICATE

ENTERPRISE MORTGAGE ACCEPTANCE COMPANY, LLC
Attention:

Re:	Loan Agreement, dated ____________ between__________ and
ENTERPRISE MORTGAGE ACCEPTANCE COMPANY, LLC (Loan  Agreement),
Enterprise No. _____.

(1) Attached hereto are true and correct copies of (a ) an income statement and a balance sheet for each of the Enterprise and Borrower for the twelve months ended [December 31] [June 30]19__ and (b) the calculation of Borrower Adjusted Free Cash Flow for such 12 months for the Enterprise in the form of the attached "Calculation of Adjusted Free Cash Flow". (If Borrower's fiscal year-end does not end on December 31 or June 30, Borrower shall attach to the compliance certificate true and correct copies of its income statement and balance sheet for Borrower's most recent fiscal year (unless already provided). Such financial statements shall be audited(FN-1), reviewed (FN-2) or certified (FN-3) as required.)

(2)	If the loan was personally guaranteed, attached hereto, for the compliance certificate due March 31, is each guarantor's federal tax return
for the year ended December 31, 19         , and a personal financial
statement as of December 31, 19  .

(3)	Borrower owns  ____ [INSERT NUMBER OF AND TRADE NAME OF ENTERPRISE] as
of the date hereof. Borrower and its Affiliates (including principals) is [are] involved in the operation of _____ [INSERT NUMBER OF AND TRADE NAME OF ENTERPRISE] as of the date hereof.

(4)	Borrower hereby certifies that all real estate taxes due and owing in connection with the Enterprise have been duly and punctually paid as follows:

Date paid:

Amount paid:

Address and phone no.
of office where taxes
were sent:


(5) Borrower hereby certifies to ENTERPRISE MORTGAGE ACCEPTANCE COMPANY, LLC that (i) all representations and warranties made by Borrower in the above-referenced Loan Agreement as of the date hereof are true and correct in all material respects as if made on the date hereof, except as previously disclosed in writing or as otherwise disclosed in an exhibit attached hereto,
 (ii) Borrower has performed all of its covenants and other agreements required to be performed under the Loan Documents (as defined in the Loan Agreement) as of the date hereof, (iii) no Event of Default (as defined in the Loan Agreement) has occurred and Borrower has no reason to believe that an Event of Default will occur any time in the six-month period following the date hereof; and (iv) the attached financial statements are true and correct as of the date thereof.

IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to
be executed and delivered for and on behalf of              this     day of
      ,19  .


[Borrower]

By:

Name:
Title:

FN-1 Financial statements shall be compiled and audited by an accountant and certified by Borrower if the aggregate amount of Borrower's and its Affiliates original principal Loan balance is equal to or greater than $5 million after taking into consideration any loans that have been prepaid or assumed under the Loan Documents.

FN-2 Financial statements shall be compiled and reviewed by an accountant and certified by Borrower if the aggregate amount of Borrower's and its Affiliates original principal Loan balance is equal to or greater than $2.5 million or less than $5 million after taking into consideration any loans that have been prepaid or assumed under the Loan Documents.

FN-3 Financial statements shall be compiled and certified by an accountant and certified by Borrower if the aggregate amount of Borrower's and its Affiliates original principal Loan balance is equal to or less than $2.5 million after taking into consideration any loans that have been prepaid or assumed under the Loan Documents.

                      CALCULATION OF ADJUSTED FREE CASH FLOW (FN-4)

Date of Report:
Borrower:
Enterprise Number:
Period Covered:

1.         Enterprise Revenues

2.         GAAP Net Income for the Period Covered:

3.         Plus: Income Taxes if included in (2) above

4.         Plus: Interest Payments on any indebtedness

5.         Plus: Non-cash charges to (2) above
           a) depreciation and amortization
           b) other

6. Plus: Expenses included in (2) above , net of tax effects, if any, consisting of the management fee (excluding market-rate fees paid to any on-site manager), automobiles, administrative fees, legal and accounting services, other professional services, office supplies, and travel and entertainment and other items deemed to be owner compensation and non-recurring expenses including those required by [franchisor].

7.         Equals:  Adjusted Free Cash Flow for the Period Covered



FN-4  All definitions have the same meaning given in the Loan Agreement.